Exhibit 3.149

Exhibit 3.149

ROSS MILLER

Secretary of State

206 North Carson Street,

Carson City, Nevada 89701-4299

(775) 684-5708

Website: www.nvsos.gov

Articles of Organization

Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

Filed in the office of Ross Miller Secretary of State State of Nevada

Document Number 20080680759-45

Filing Date and Time 10/16/2008 8:26 AM

Entity Number E0647202008-7

USE BLACK INK ONLY—DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording: see instructions)

Temple Health Holdings LLC Check box if a Series Limited- Liability Company

2. Registered Agent for Service of Process: (check only one box)

Commercial Registered Agent: National Registered Agents. Inc. of NV

Name Noncommercial Registered Agent (Name and address below) or Office of Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of office or Other Position with Entity

Street Address City Nevada Zip Code Mailing Address (if different from street address) City Nevada Zip Code

3. Dissolution Date: (Optional) Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: Company shall be managed by: Manager(s) OR Member(s) (Required) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3) 1) The Ensign Group, Inc.

Name 27101 PUERTA REAL Suite 450 MISSION VIEJO CA 92691 Street Address City State Zip Code

2) Name Street Address City State Zip Code 3) Name Street Address City State Zip Code 6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer) Daniel H. Walker

Name Organizer Signature 27101 PUERTA REAL, Suite 450 MISSION VIEJO CA 92691

Address City State Zip Code 7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. Gabriel Hughes, Assistant Secretary 10/15/08

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date This form must be accompanied by appropriate fees. Nevada Secretary of State NRS 86 DLLC Articles Revised: 7-1-08

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER E0647202008-7

TEMPLE HEALTH HOLDINGS LLC

NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OCT, 2013 TO OCT, 2014

USE BLACK INK ONLY—DO NOT HIGHLIGHT

**YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov**

Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent 10 registered agent.)

Filed in the office of Ross Miller Secretary of State State of’ Nevada

Document Number 20140485970-00

Filing Date and Time 07/03/2014 12:40 PM

Entity Number E0647202008-7

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

IMPORTANT: Read instructions before completing and returning this form

1. Print or type names and addresses, either residence or business, for all manager or managing members. A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2. If there are additional managers or managing members, attach a list of them to this form.

3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.

4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.

5. Make your check payable to the Secretary of State.

6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

7. Return the completed form to: Secretary of State, 202 North Carson City, Nevada 89701-4201. (775) 684-5708.

8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (IF FILING LATE) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW NRS 76.020 Exemption Codes 001—Governmental Entity 005—Motion Picture Company

006—NRS 680B.020 Insurance Co. Pursuant to NRS chapter 76, this entity is exempt from the business license fee. Exemption code:

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NAME CTR PARTNERSHIP, L.P. MANAGER OR MANAGING MEMBER ADDRESS 27101 PUERTA REAL, SUITE 400, USA CITY MISSION VIEJO STATE CA

ZIP CODE 92691 MANAGER OR MANAGING MEMBER NAME ADDRESS CITY STATE ZIP CODE MANAGER OR MANAGING MEMBER NAME

ADDRESS CITY STATE ZIP CODE MANAGER OR MANAGING MEMBER NAME ADDRESS CITY STATE ZIP CODE

None of the managers of managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct ‘

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Secretary of State. WILLIAM WAGNER Signature of Manager, Managing Member or other Authorized Signature

Title CHIEF FINANCIAL OFFICER Date 7/3/2014 12:40:27 PM Nevada Secretary of State List ManorMem Revised: 8-8-13